UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2015
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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexandra House The Sweepstakes, Ballsbridge Dublin 4, Ireland
(Address of principal executive offices including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-902-3519
(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, Prothena Corporation plc (the “Company”) held its annual general meeting of shareholders, at which the shareholders of the Company voted on the following two proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2015:

Proposal No. 1: Election of Directors. The following individuals were re-elected to the Company’s Board of Directors to hold office until no later than the 2018 annual general meeting of shareholders or until their successors are elected and have been qualified, or until such director’s earlier death, resignation or removal:

Nominee	For	Against	Abstain	Broker Non-Votes
Shane M. Cooke	19,932,909	2,334,228	9,136	2,659,514
Lars G. Ekman	19,861,764	2,405,348	9,161	2,659,514

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified, in a non-binding vote, the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

For	Against	Abstain
24,835,807	64,767	35,213

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 22, 2015	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Financial Officer